Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SecureAlert, Inc. (the Company) on Form 10-K for the fiscal year ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the Report), George F. Schmitt and Winfried Kunz, members of the Executive Committee, Acting Principal Executive Officers, and Chad D. Olsen, Chief Financial Officer, Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/S/ GEORGE F. SCHMITT
George F. Schmitt
Member, Executive Committee, Acting Principal Executive Officer January 14, 2013

By:	/S/ WINFRIED KUNZ
Winfried Kunz
Member, Executive Committee, Acting Principal Executive Officer January 14, 2013

By:	/S/ CHAD D. OLSEN
Chad D. Olsen
Chief Financial Officer January 14, 2013